UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 8, 2017 (June 6, 2017)

HERTZ GLOBAL HOLDINGS, INC.
THE HERTZ CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	001-37665	61-1770902
DELAWARE	001-07541	13-1938568
(State of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

8501 Williams Road
Estero, Florida 33928
8501 Williams Road
Estero, Florida 33928
(Address of principal executive offices, including zip code)

(239) 301-7000
(239) 301-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 6, 2017 (the “Issue Date”), The Hertz Corporation (“Hertz”), a wholly owned subsidiary of Hertz Global Holdings, Inc., issued $1.25 billion aggregate principal amount of 7.625% Senior Second Priority Secured Notes due 2022 (the “Notes”) under an indenture dated June 6, 2017 (as amended, supplemented (including pursuant to that certain supplemental indenture dated June 6, 2017), waived or otherwise modified, the “Indenture”), by and among Hertz, certain U.S. subsidiaries of Hertz as guarantors (the “Subsidiary Guarantors”) and Wells Fargo Bank, National Association as trustee and note collateral agent. On the Issue Date, Hertz also entered into a collateral agreement (the “Collateral Agreement”), among Hertz and the Subsidiary Guarantors, and Wells Fargo Bank, National Association as note collateral agent, whereby Hertz and the Subsidiary Guarantors granted a security interest in certain of their assets to secure all obligations of Hertz and the Subsidiary Guarantors under the Notes, the Indenture and the subsidiary guarantees, as applicable. The following is a brief description of the Indenture, the terms of the Notes issued thereunder and the Collateral Agreement.

Interest; Maturity
Interest on the Notes will be payable semiannually in cash to holders of record at the close of business on the May 15 or November 15 immediately preceding the interest payment date on June 1 and December 1 of each year, respectively, commencing on December 1, 2017. Interest will be paid on the basis of a 360‑day year consisting of twelve 30‑day months.

Ranking; Guarantees
The Notes will be Hertz’s senior second priority secured obligations and will be:

•
secured by the collateral owned by Hertz on a second priority basis, junior in priority to Hertz’s senior secured term facility and senior secured revolving credit facility, pursuant to the terms of the Base Intercreditor Agreement (as defined in the Indenture), and subject to permitted liens;

•	equal or senior (or under certain circumstances, junior) in priority as to the collateral owned by Hertz with respect to any additional obligations incurred by Hertz after the Issue Date;

•	effectively subordinated to all indebtedness and other obligations of Hertz’s subsidiaries (other than subsidiaries that are or become Subsidiary Guarantors);

•	pari passu in right of payment with all of Hertz’s existing and future senior indebtedness;

•	senior in right of payment to all of Hertz’s existing and future subordinated obligations;

•
effectively senior to all of Hertz’s existing and future unsecured indebtedness to the extent of the value of the collateral owned by Hertz, after giving effect to any lien that is senior in priority to the liens securing the Notes on such collateral; and

•
effectively subordinated to (i) all of Hertz’s existing and future indebtedness under Hertz’s senior secured term facility and senior secured revolving credit facility, and under certain circumstances Hertz’s future additional obligations, in each case to the extent of the value of the collateral owned by Hertz and (ii) any of Hertz’s existing or future indebtedness that is secured by liens on assets that do not constitute a part of the collateral securing the Notes, to the extent of the value of such assets.

The Notes will be guaranteed on a senior second priority lien secured basis by Dollar Rent A Car, Inc.; Dollar Thrifty Automotive Group, Inc.; Donlen Corporation; DTG Operations, Inc.; DTG Supply, LLC; Firefly Rent A Car LLC; HCM Marketing Corporation; Hertz Car Sales LLC; Hertz Claim Management Corporation; Hertz Global Services Corporation; Hertz Local Edition Corp.; Hertz Local Edition Transporting, Inc.; Hertz System, Inc.; Hertz Technologies, Inc.; Hertz Transporting, Inc.; Rental Car Group Company, LLC; Smartz Vehicle Rental Corporation; Thrifty Car Sales, Inc.; Thrifty, LLC; Thrifty Insurance Agency, Inc.; Thrifty Rent A Car System, LLC; and TRAC Asia Pacific, Inc.

The guarantee of each Subsidiary Guarantor in respect of the Notes will be:

•
secured by the collateral owned by such Subsidiary Guarantor on a second priority basis, junior in priority to Hertz’s senior secured term facility and senior secured revolving credit facility, pursuant to the terms of the Base Intercreditor Agreement, and subject to permitted liens;

•
equal or senior (or under certain circumstances, junior) in priority as to the collateral owned by such Subsidiary Guarantor with respect to any additional obligations incurred by such Subsidiary Guarantor after the Issue Date;

•	effectively subordinated to all indebtedness and other obligations of the subsidiaries of such Subsidiary Guarantor (other than subsidiaries that are or become Subsidiary Guarantors);

•	pari passu in right of payment with all existing and future senior indebtedness of such Subsidiary Guarantor;

•	senior in right of payment to all existing and future subordinated obligations of such Subsidiary Guarantor;

•
effectively senior to all existing and future unsecured indebtedness of such Subsidiary Guarantor to the extent of the value of the collateral owned by such Subsidiary Guarantor, after giving effect to any lien that is senior in priority to the liens securing the guarantee of the Notes by such Subsidiary Guarantor on such collateral;

•
and effectively subordinated to (i) all existing and future indebtedness guaranteed by such Subsidiary Guarantor under Hertz’s senior secured term facility and senior secured revolving credit facility, and under certain circumstances future additional obligations of such Subsidiary Guarantor, in each case to the extent of the value of the collateral owned by such Subsidiary Guarantor and (ii) any existing or future indebtedness of such Subsidiary Guarantor that is secured by liens on assets that do not constitute a part of the collateral securing the guarantee of the Notes by such Subsidiary Guarantor, to the extent of the value of such assets.

Optional Redemption
Prior to June 1, 2019, Hertz will be entitled at its option to redeem all or a portion of the Notes at a redemption price equal to 100% of the principal amount of the Notes plus an applicable “make whole” premium and accrued and unpaid interest to the redemption date.

On or after June 1, 2019, Hertz will be entitled at its option to redeem all or a portion of the Notes at the applicable redemption price set forth below (expressed as a percentage of principal amount), if redeemed during the 12‑month period commencing on June 1 of the years set forth below, plus accrued and unpaid interest, if any, to the relevant redemption date.

Redemption Period	Price
2019	103.813%
2020	101.906%
2021 and thereafter	100.000%

On or prior to June 1, 2019, Hertz will be entitled at its option at any time and from time to time to redeem up to 40% of the original aggregate principal amount of the Notes (including the principal amount of any additional Notes, with the proceeds from certain equity offerings at a redemption price equal to 107.625%, plus accrued and unpaid interest, if any, to but not including the redemption date.

In connection with any tender offer pursuant to which not less than 90% in aggregate principal amount of the outstanding Notes are validly tendered and not withdrawn, Hertz may, subject to additional conditions discussed herein, redeem all of the remaining Notes outstanding following such tender offer at a price in cash equal to the price offered to each holder in such tender offer, plus, to the extent not included in the tender offer payment, accrued and unpaid interest, if any, to the date of redemption.

Collateral
The Notes and the guarantees of the Subsidiary Guarantors will be secured by a second priority security interest in the same collateral that secures Hertz’s senior secured term facility and senior secured revolving credit facility.

Not all assets of Hertz and its subsidiaries will constitute collateral. The collateral will generally consist of (x) pledges of all capital stock of the Restricted Subsidiaries (as defined in the Indenture) directly owned by Hertz and the Subsidiary Guarantors (but only up to 65% of each series of capital stock of each direct Foreign Subsidiary (as defined in the Indenture) owned by Hertz or any Subsidiary Guarantor), and (y) a security interest in domestic intellectual property, domestic fee owned real property and contractual rights relating to material domestic leasehold interests (to the extent a lien on such rights can be granted without obtaining third party consent), Vehicle Rental Concession Rights (as defined in the Indenture) (to the extent no consent of any public facility operator or other third party is required and there are no adverse business consequences (as determined by Hertz in good faith, which determination shall be conclusive)), receivables relating to the rental of vehicles by the rental car business to customers and, unless such receivables secure or otherwise support any fleet financing, receivables arising from or otherwise relating to fleet management services (for the avoidance of doubt, receivables relating to fleet leasing services will be excluded)), in the case of each of (x) and (y), subject to certain thresholds and exceptions, and excluding any Excluded Assets (as defined in the Indenture) (for the avoidance of doubt, assets, including vehicles, covered by a certificate of title will be excluded from the collateral).

The security interests in the collateral may be released without the consent of the holders of the Notes if collateral is disposed of in a transaction that complies with the terms of the Indenture and the collateral documents, and will be released, so long as any obligations under the senior secured term facility and senior secured revolving credit facility are outstanding, upon the release of all liens thereon securing such obligations.

Change of Control
Upon the occurrence of a Change of Control Triggering Event (as defined in the Indenture), each holder of Notes will have the right to require Hertz to repurchase all or any part of the Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase.

Covenants
The Indenture contains covenants that, among other things, will limit the ability of Hertz and its restricted subsidiaries, described in the Indenture, to incur certain indebtedness; make certain restricted payments; create encumbrances or restrictions on the ability of Hertz’s subsidiaries to pay dividends or make other payments to it; lease, transfer or sell certain assets; create or incur liens; and merge or consolidate with other entities. These covenants are subject to important exceptions and qualifications, which are described in the Indenture.

Events of Default
The Indenture also provides for events of default, which, if any of them occurs, would permit or require the principal, premium, if any, interest and other monetary obligations on all the then outstanding Notes issued under the Indenture to be due and payable immediately.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information required by Item 2.03 relating to the Notes and the Indenture is contained in Item 1.01 of this Current Report and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERTZ GLOBAL HOLDINGS, INC. THE HERTZ CORPORATION
(Registrant)

By:	/s/ Thomas C. Kennedy
Name:	Thomas C. Kennedy
Title:	Senior Executive Vice President and Chief Financial Officer
Date:  June 8, 2017